PART IV
ITEM 15. Exhibits and Financial Statement Schedules

EXHIBIT 23 Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-179307, No. 333-166583, No. 333-163899, No. 333-147994, No. 333-64207, No. 333-129395, No. 333-107839, No. 333-90785, No. 333-31903, No. 333-22391, No. 033-60053 and No. 033-51791) of Cigna Corporation of our reports dated February 25, 2016 relating to the financial statements, the financial statement schedules and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Philadelphia, Pennsylvania February 25, 2016
E-8 CIGNA CORPORATION - 2015 Form 10-K